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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP
                         INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of The Clorox Company on Form S-4 of our report dated July 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Clorox Company for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          Deloitte & Touche LLP
                                          /s/ DELOITTE & TOUCHE LLP

Oakland, California
December 21, 1998